3Q16 Quarterly Supplement October 14, 2016 © 2016 Wells Fargo & Company. All rights reserved.

Wells Fargo 3Q16 Supplement 1 Appendix Real estate 1-4 family first mortgage portfolio 33 Real estate 1-4 family junior lien mortgage portfolio 34 Consumer credit card portfolio 35 Auto portfolios 36 Student lending portfolio 37 Common Equity Tier 1 (Fully Phased-In) 38 Return on average tangible common equity (ROTCE) 39 Forward-looking statements and additional information 40 Table of contents 3Q16 Results 3Q16 Highlights Page 2 Retail Banking sales practices 3-12 Key takeaways from the quarter 13 Year-over-year results 14 Balance Sheet and credit overview (linked quarter) 15 Income Statement overview (linked quarter) 16 Loans 17 Year-over-year loan growth 18 Deposits 19 3Q16 Revenue diversification 20 Net interest income 21 Noninterest income 22 Noninterest expense and efficiency ratio 23 Saving to invest - an ongoing commitment 24 Community Banking 25 Wholesale Banking 26 Wealth and Investment Management 27 Credit quality 28 Oil and gas loan portfolio 29 Capital 30 3Q16 Summary 31

Wells Fargo 3Q16 Supplement 2 5,796 5,575 5,462 5,558 5,644 3Q15 4Q15 1Q16 2Q16 3Q16 3Q16 Highlights  Earnings of $5.6 billion  Diluted earnings per common share of $1.03  Revenue up 2% year-over-year (YoY) and 1% linked quarter (LQ) - Net interest income up 4% YoY and 2% LQ - Noninterest income relatively stable YoY and down 1% LQ  Continued loan and deposit growth - Average loans up 7% YoY and 1% LQ - Average deposits up 5% YoY and 2% LQ  Pre-tax pre-provision profit (PTPP) (1) down 4% YoY and down 3% LQ  Improved credit quality - Net charge-offs of 33 bps of average loans with lower losses in the oil and gas portfolio, as well as continued strength in residential and commercial real estate in the quarter - Nonperforming assets down YoY and LQ  Strong capital position - Common Equity Tier 1 ratio (fully phased- in) of 10.7% at 9/30/16 (2) - Returned $3.2 billion to shareholders through common stock dividends and net share repurchases (1) Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. (2) 3Q16 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 38 for additional information regarding the Common Equity Tier 1 capital ratio. Diluted earnings per common share Wells Fargo Net Income ($ in millions, except EPS) $1.05 $1.00 $0.99 $1.01 $1.03

Wells Fargo 3Q16 Supplement 3 Retail Banking sales practices - Background Sales Practices Settlement Agreement on September 8, 2016  Agreements reached with the CFPB, OCC and the Office of the L.A. City Attorney; $185 million settlement and $5 million in financial remediation had been fully accrued for at 6/30/16 Actions to Take Accountability  Refunded $2.6 million to customers for any fees incurred by the potentially unauthorized deposit and credit card accounts  Removed product sales goals in the retail banking business, effective 10/1/16  Voluntarily expanded the scope of our customer account review and remediation to include 2009 and 2010; these account reviews are currently underway with the independent consulting firm PwC – Original PwC analysis was from May 2011 to mid-2015; Consent orders require us to conduct the account analysis into the first part of 2011 and past mid-2015 through the effective date of the Consent Orders of September 2016  Wells Fargo’s Independent Directors announced the retention of law firm Shearman & Sterling to assist in the independent investigation of our retail banking sales practices and related matters  Carrie Tolstedt left the Company, forfeited ~$19 million in unvested equity awards, will not earn a bonus for 2016, will not receive severance or retirement enhancements in connection with her separation from the Company, and agreed to not exercise vested options during Board investigation  John Stumpf retired on 10/12/16. He had previously forfeited ~$41 million in unvested equity awards - consistent with his recommendation Wells Fargo recently reached agreements related to certain retail banking sales practices with the CFPB, OCC and the Office of the Los Angeles City Attorney. We apologize and acknowledge that we did not act quickly enough to stop the activity and remediate customer harm. We are working to address and fix, as our objective is to put the customers’ interest first 100 percent of the time.

Summary of independent account review

- PwC was commissioned by Wells Fargo to conduct large-scale data analysis of all 93.5 million deposit and credit card accounts opened from May 2011 to mid-2015 to identify financial harm stemming from potentially unauthorized accounts
  - **Total accounts opened and reviewed**: 82.7 million deposit accounts and 10.8 million credit card accounts were examined to quantify the financial harm stemming from potentially unauthorized accounts
  - **Potentially unauthorized accounts identified by PwC**: Approximately 2.1 million consumer and small business accounts, or 2.3% of the accounts reviewed
    - Approximately 1.5 million consumer and small business deposit accounts represent accounts with potential simulated funding
    - Approximately 623,000 consumer (565K) and small business (58K) credit card accounts represent credit cards that had not been activated by the customer
  - **Identified accounts that incurred a fee**: Approximately 115k, or 0.12%, of the 93.5 million accounts examined had incurred a fee and we have refunded $2.6 million to those customers

(in thousands, except $ per account)	Consumer and Small Business Deposits # of Accounts	% of Total	Consumer and Small Business Unsecured Credit Card # of Accounts	% of Total	Total # of Accounts	% of Total
Reviewed	82,700		10,800		93,500	
Approximate accounts identified by PwC	1,500	1.8 %	623	5.8 %	2,123	2.3 %
With a refunded fee	100	0.12 %	15	0.14 %	115	0.12 %
Average refund per account with fees	$ 22		31		$ 23	

  - **Cross-sell ratio**: The impact to this reported metric from the ~2.1 million accounts identified by PwC was de minimis. The maximum impact in any one quarter was 0.02 products per household, or 0.3%, due to our ongoing processes to actively monitor balances and usage, and remove accounts that are inactive over established timeframes.
    - At no one time were all of the identified accounts included in our reported cross-sell ratio

Wells Fargo 3Q16 Supplement 4

Wells Fargo 3Q16 Supplement 5 Process enhancements and monitoring  We have made changes to enhance our oversight, expand customer transparency, and improve the customer experience, including:  We will continue to invest in process enhancements and proactive monitoring, and we’re committed to getting it right for our customers System and process enhancements Automated emails Sent to every retail bank customer after a checking or savings account is opened to confirm the opening and offers tips on how to get the most value from the account Application acknowledgement Decision status letter sent after submitting an application for a credit card Signatures New checking, savings and credit card applications are captured electronically, approximately 99% of the time Multi-factor authentication Testing authentication with existing customers which can serve as multi-factor consent (e.g. customer pin + signature) Inactive account closures Inactive new deposit accounts with $0 balance are automatically closed after 62 days with no monthly service fee assessed Eliminated product sales goals Eliminated in the retail banking business, effective 10/1/16. New performance plans will be introduced with updated metrics around customer service, growth and risk management next year Quality assurance and independent third party monitoring Customer experience surveys Expanding branch-based customer experience surveys beyond the current ~1 million per year Third party monitoring Instituted mystery shopper program with a targeted 15,000 - 20,000 annual branch visits across the nation Control oversight Transitioned a number of control functions out of the lines of business (HR and Finance are complete and Compliance and Operational Risk are underway) Risk oversight Adding risk professionals in the field and implemented unannounced branch audits Customer complaint process Expanding the complaint servicing and resolution process Proactive monitoring

Wells Fargo 3Q16 Supplement 6 Connecting with all of our customers  Reaching out to all retail customers: 40 million retail and 3 million small business checking, savings, credit card and unsecured line of credit customers across the country during the month of October through ~75 million statements, mailings and online communications  Dedicated resources for inquiries and questions: In addition to contacting Wells Fargo through the phone number included on statements or visiting us in a branch, customers can call our hotline 24/7 at 1-877-924-8697, and information is continually updated and available at wellsfargo.com/commitment  Independent customer resolution upon request: In cases where customers have received a product that they did not want or authorize and are not satisfied with our resolution, we’re providing an option of mediation through an impartial third-party that is convenient and free to the customer  Connecting locally: Our team members across the company are also proactively calling and meeting with customers We want to work with any customer who has a question about their accounts, or any aspect of their relationship

Wells Fargo 3Q16 Supplement 7 Connecting with our credit card customers  565,000 un-activated consumer credit cards identified Population - As of 9/30/16, 564,000 accounts identified and tracked • 330,000 have closed their cards • 234,000 accounts were still open o 192,000 were open and never active o 42,000 were still open and activated Calling Program - 180,000 accounts are being called • 166,000 customers called as of 10/7/16 o 34,000 customers contacted decided whether they wanted to keep or close their account • ~25% of these customers said they either did not apply for the card (17%) or do not recall applying (8%)  58,000 un-activated small business credit cards identified - Calling efforts were recently launched - 31,000 customers had closed their cards prior to the settlement - 1,500 of the accounts are active - 25,500 un-activated and open cards were still outstanding, as of 8/31/16 Contacting consumer and small business credit card customers identified by PwC as not having activated their card:

Wells Fargo 3Q16 Supplement 8 Making it right for customers  Focusing on potential additional impacts that identified consumer and small business deposit and credit card customers may have incurred - Contracting with a third party firm to work with us and the credit bureaus on additional impact as we develop a plan for submission to the regulators for approval  Our analysis of potential additional impacts that credit card customers may have incurred includes: - Potential FICO impact • Impact on FICO scores from a credit card application will vary from person to person based on their unique credit histories o In general, credit inquiries have a small impact on FICO scores, and for most people, one additional credit inquiry will take less than five points off their FICO scores, and will impact the score for up to twelve months (1) • We are correcting bureau inquiries and trade lines for those customers who have indicated that they did not apply for the card - Potential financial impact • Determining how many customers obtained a credit product, with Wells Fargo or another company, during the 12-month period where the FICO score may have been impacted by the credit inquiry, erring on side of the customer o For additional products obtained from Wells Fargo we are analyzing whether a reduction in their FICO score may have impacted the size of a line or affected the pricing that the customer received, and if so we will adjust the line size, reduce pricing and refund the overage o For products obtained from another financial services firm we will use our business model as a proxy to dimension estimated impact but we will work with customers on understanding their unique situation  After regulatory approval of our plan, the potential additional impacts can be better quantified (1) Source: myFico.com. MyFico is the consumer division of FICO.

Monitoring customer activity in Retail Banking

In the month of September

- Overall customer traffic to branches and call centers remained at levels typical for September
- Customers continued to use their accounts
  - Deposit balance growth was in-line with prior trends
  - Continued primary checking growth, but growth had moderated
  - Debit and credit card transaction volumes were up from September 2015 (YoY)
- Customer visits with bankers, account openings and applications were down on lower referrals, marketing activity and product offerings
  - Customer visits with branch bankers were down 10% YoY
  - Consumer checking account opens down 25% YoY
    - Change in Account Opens = (143)K YoY vs. Total # of Accounts = 33.2 million
  - Credit card applications down 20% YoY
    - Change in Applications = (77)K YoY vs. Total POS Active Cards of 7.8 million
- Customer experience scores trended down but were in-line with historic performance

(in millions, unless otherwise noted)	Sept 2016	Aug 2016	Sept 2015	vs. Aug 2016 [(1)]	vs Sept 2015
Customer Traffic Interactions [(2)]					
Total Branch Interactions	53.8	56.2	55.4	-4%	-3%
Teller Transactions	50.5	52.4	51.6	-4%	-2%
Branch Banker Interactions	3.3	3.9	3.7	-14%	-10%
Total Phone Banker Interactions	9.2	9.9	8.9	-7%	4%
Total Digital (Online and Mobile) Secure Sessions	488.4	497.8	433.0	-2%	13%
Deposit and Customer Growth					
Consumer and Small Business Banking Deposits *($ in billions)*	$ 751.2	$ 744.7	$ 686.7	1%	9%
Primary Consumer Checking Customers YoY Growth [(3)]	4.5%	4.7%	5.7%		
Consumer Checking Account Opens				-30%	-25%
Debit Cards					
POS Active Cards	26.1	26.2	25.0	0%	4%
POS Transactions [(4)]	658.3	685.8	603.1	-4%	9%
Consumer Credit Cards					
POS Active Cards	7.8	7.9	7.1	-1%	9%
Consumer Applications				-30%	-20%
Balances *(period end, $ in billions)*	$ 26.7	$ 26.7	$ 24.3	0%	10%
Purchase Volume *(in billions)*	5.6	6.0	5.1	-7%	10%

	Sept 2016	Aug 2016	Sept 2015	Sept 2014
Customer Experience Survey Scores with Branch				
Customer Loyalty	57.7%	62.6%	61.1%	57.8%
Overall Satisfaction with Most Recent Visit	75.7%	78.0%	77.7%	75.6%

Percentage changes are calculated using whole numbers. If the % change were based on the rounded amounts presented, it would produce a different result for Branch banker interactions, Phone Banker Interactions and Consumer Credit Cards POS Active Cards, but all differences are attributable to rounding. (1) September 2016 had 21 business days, while August 2016 had 23 business days. (2) A customer communication or transaction qualifies as a customer traffic interaction. It is consistent with the definition used by management for each of customer channel presented. Preparation of customer traffic interaction metrics requires the application of interpretive judgement for each communication or transaction. Management uses these metrics to monitor customer traffic trends within the company's Retail Banking business. (3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (4) Combined consumer and business debit card activity.

Wells Fargo 3Q16 Supplement 9

Wells Fargo 3Q16 Supplement 10 Monitoring customer activity across the Company  Other Businesses impacted - Consumer Lending • Mortgage referrals from Retail Banking were down 24% in September from August (Retail Banking referrals accounted for ~10% of 2016 YTD (1) mortgage originations) • Auto originations are primarily through the indirect channel, >90% of 3Q16 originations - Wholesale Banking • Certain state Treasurers/municipalities have temporarily suspended business activity with Wells Fargo, while others have reaffirmed their relationship with us • September ending deposit balances were up 4% from August month-end, and up 1% YoY • Loan pipeline in-line with prior quarter - Wealth and Investment Management • September ending deposit balances were up 1% from August month-end, and up 11% YoY • Client transaction activity was muted in September, but this largely reflects the market environment • Retail Brokerage advisory flows in September were solid, up $1.6 billion from August and up $2.1 billion YoY • September closed referred investment assets, referrals resulting from the WIM/Community Banking Partnership, were in-line with prior trends with more than $1 billion in closed investment assets (1) Year-to-date through September 30, 2016.

Wells Fargo 3Q16 Supplement 11  Reviewing all EthicsLine procedures for compliance with policies and are investigating any claims of retaliation against team members who contacted the EthicsLine  Assisting former team members who left retail banking due to sales performance and who remain eligible for rehire in identifying and applying for available positions  Continuing to benchmark and monitor turnover and taking steps to stay in-line with external landscape Taking important steps forward to address terminations & ethics  Conducting ongoing, regular outreach to all team members across the company after the settlement announcement through team news, video messages and in person meetings - Mary Mack, Head of Community Banking, has held 20 in-person, interactive sessions in 10 cities across the country with 1,300 team members through 10/12/16 - Eight additional executive officers and their leadership teams met with more than 116,500 team members across the country in over 120 different forums including town hall meetings and conference calls through 10/12/16  Reinforcement of our Code of Ethics and Business Conduct, EthicsLine (anonymous, third-party service provider) and non-retaliation policies  Enhanced EthicsLine reporting and identifying appropriate escalation  Holding education and discussion forums to encourage two-way dialog to help team members feel comfortable raising concerns  Developing training focused on the customer experience  Increasing the amount of skill practice, coaching and branch observations to assess team member’s knowledge, understanding and application  Shifting our language in retail banking training and communications to make it more customer-focused, less sales-focused, and reinforcing our commitment to do what’s right for customers Retail Banking Team Member Reviews EthicsLine Training and Communications

Wells Fargo 3Q16 Supplement 12 Team member engagement is critical to Wells Fargo’s success Wells Fargo defines engagement as an emotional connection and commitment with the company where team members feel included, valued and supported to do work that energizes them; and where they are inspired to go farther together – for one another, customers and communities. (1) Source: Gallup, based on Gallup’s outside evaluation of Wells Fargo’s work environment, programs and processes. 82 of 596 clients received this award in 2016. (2) Gallup’s database includes 606M+ responses from 3.1M+ respondents, 2,160+ clients from 198 countries. Competitive pay and benefits  Frontline positions, like a teller or customer sales and service representative, earn between $12- $16.50 an hour based on location and experience  In 2015, 86% of the 99% eligible team members chose to enroll in medical, dental, or vision plans resulting in more than 515k team members, spouses/domestic partners, and their dependents covered by those benefit programs - Value of average health plans offered range from $4,000 for individual coverage and $21,000 for family coverage with varying choices  Paid time off for eligible team members starts at 18 days per year  Paid parental leave equal to 16 weeks for primary care givers and 4 weeks for secondary care givers  Paid critical care and bereavement policies  After one year of service, a team member enjoys a 6% match in the 401(k). 81% of team members participate in the plan  In 2015, in addition to increases that resulted from annual salary reviews, 44,000 promotional salary increases for team members were completed Team members support their communities  In 2015, team members contributed $98.8 million to more than 30,000 nonprofits and schools, and United Way ranked our workplace-giving campaign the largest in the U.S. for the seventh year in a row  In 2015, team members volunteered 1.8 million hours in their communities with more than 40,000 organizations Wells Fargo has won Gallup’s Great Place to Work award for the past 3 years (1)  Team members are surveyed annually on their workplace experience  Over 90% of eligible team members participated in 2016 and Wells Fargo’s overall engagement scores are above 88% of companies represented in Gallup’s database (2) Leadership and development culture  In 2015, we invested $300M in team member training, which equates to an average of 32 hours of training per team member and $21M in tuition reimbursement  Since 2015, we’ve had a common resource center for all managers that leverages just-in-time tools and allows us to communicate regularly on important topics

Wells Fargo 3Q16 Supplement 13 Key takeaways from the quarter Strong 3Q16 results with earnings of $5.6 billion, or $1.03 EPS Compared with second quarter:  Solid balance sheet growth: - Strong deposit growth in commercial, and consumer and small business banking - Continued loan growth across consumer and commercial portfolios  Revenue growth reflected net interest income growth despite lower rates - Many of our businesses had their best noninterest income result in 5 quarters, including mortgage banking  Improved credit quality with lower losses in our oil and gas portfolio  Capital position remained strong and we returned $3.2 billion to shareholders

Wells Fargo 3Q16 Supplement 14 11.5 12.0 3Q15 3Q16 5,108.5 5,023.9 3Q15 3Q16 1,198.9 1,261.5 3Q15 3Q16 895.1 957.5 3Q15 3Q16 21.9 22.3 3Q15 3Q16 5.8 5.6 3Q15 3Q16 Year-over-year results Diluted earnings per common share Net Income ($ in billions, except EPS) Revenue ($ in billions) Period-end Common Shares Outstanding (shares in millions) Average Deposits ($ in billions) Average Loans ($ in billions) Net Interest Income ($ in billions) $1.05 $1.03

Wells Fargo 3Q16 Supplement 15 Balance Sheet and credit overview (linked quarter) Loans  Loans up $4.1 billion on growth in both commercial and consumer loan portfolios Short-term investments/ Fed funds sold  Up $2.8 billion reflecting growth in deposits and long-term debt Trading assets  Up $5.9 billion on higher securities financing reflecting customer demand Investment securities  Up $37.4 billion as ~$57 billion of gross purchases were partially offset by run-off, including accelerated prepayments of investment securities and sales Deposits  Up $30.4 billion due to increases in commercial, and consumer and small business banking balances Long-term debt  Up $10.9 billion on ~$20 billion of issuances, including: - $9.2 billion of parent issuance that is anticipated to be TLAC eligible - $9.7 billion of Federal Home Loan Bank (FHLB) debt Short-term borrowings  Up $4.4 billion reflecting growth in trading Common stock outstanding  Common shares outstanding down 24.6 million on net share repurchases of $1.3 billion - Repurchased 38.3 million common shares in the quarter Credit  Net charge-offs of $805 million, down $119 million  Nonperforming assets of $12.0 billion, down $1.1 billion  No reserve build (1) or release in the quarter Period-end balances. All comparisons are 3Q16 compared with 2Q16. (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Wells Fargo 3Q16 Supplement 16 Income Statement overview (linked quarter) Total revenue  Revenue of $22.3 billion, up $166 million Net interest income  NII up $219 million on broad-based earning asset growth and one additional day in the quarter  NIM down 4 bps to 2.82% primarily driven by growth in long-term debt and deposits Noninterest income  Noninterest income down $53 million - Trust and investment fees up $66 million on higher asset-based fees - Mortgage banking up $253 million on higher mortgage origination revenue in both residential and commercial - Market sensitive revenue (1) down $303 million as lower gains on debt securities and equity investments were partially offset by higher trading, which included higher deferred compensation plan investment results (offset in employee benefits expense) - Other income down $167 million from 2Q16 results which included a $290 million gain on the sale of our health benefit services business Noninterest expense  Noninterest expense up $402 million - Salaries up $125 million on one extra day in the quarter and FTE growth - Incentive compensation expense down $84 million and included forfeitures of unvested equity awards from retirement-eligible senior management - FDIC insurance expense included a net $80 million increase in deposit assessments as a result of a temporary surcharge which became effective on 7/1/16 - Foreclosed assets expense down $83 million on the gain on sale of commercial foreclosed assets - Operating losses up $243 million on higher litigation accruals - All other included $107 million Wells Fargo Foundation contribution expense All comparisons are 3Q16 compared with 2Q16. (1) Consists of net gains from trading activities, debt securities and equity investments.

Loans


Period-end Loans Outstanding
($ in billions)
903.2
916.6
947.3
957.2
961.3
4.11%
4.08%
4.16%
4.16%
4.17%
3Q15
4Q15
1Q16
2Q16
3Q16
Total average loan yield

Period-end

- Total loans increased $58.1 billion, or 6%, YoY and $4.1 billion LQ
  - Commercial loans up $1.9 billion LQ on higher commercial real estate and C&I loans
  - Consumer loans up $2.2 billion LQ as growth in first mortgage loans, auto loans, credit card, student lending and securities-based lending was partially offset by a decline in junior lien mortgages
- GE Capital loan portfolio acquisitions completed
  - 3Q16 included the close of Commercial Distribution Finance (CDF) loans in Asia, Australia and New Zealand
  - Closed remaining CDF loan portfolio in Europe, Middle East and Africa on 10/3/16

Average

- Total average loans of $957.5 billion up $62.4 billion, or 7%, YoY and $6.7 billion, or 1%, LQ
- Total average loan yield of 4.17%, up 1 bps LQ

Wells Fargo 3Q16 Supplement
17

Wells Fargo 3Q16 Supplement 18 30 32 34 36 38 40 42 3Q15 3Q16 Other Revolving Credit and Installment 20 24 28 32 36 3Q15 3Q16 Credit Card 24 29 34 39 44 49 54 59 64 3Q15 3Q16 Automobile 150 170 190 210 230 250 270 290 3Q15 3Q16 Real Estate 1-4 Family First Mortgage 100 105 110 115 120 125 130 135 140 145 150 155 160 3Q15 3Q16 Commercial Real Estate 200 220 240 260 280 300 320 340 3Q15 3Q16 Commercial and Industrial Year-over-year loan growth  Maintained risk and pricing discipline  Increases in active accounts ($ in billions)  GE Capital portfolio acquisitions and organic growth Period-end balances.  Primarily CRE mortgage growth  Nonconforming mortgage growth  Securities-based lending, personal lines and loans, and student lending

Deposits

Average Deposits and Rates
($ in billions)


1,198.9
341.9
857.0
0.08%
1,236.7
353.0
883.7
0.11%
1,261.5
363.1
898.4
0.11%
3Q15
2Q16
3Q16
Noninterest-bearing deposits
Interest-bearing deposits
Average deposit cost

Period-end Deposits
($ in billions)


1,202.2
1,245.5
1,275.9
3Q15
2Q16
3Q16

Average

- Deposits up $62.6 billion, or 5%, YoY and $24.8 billion, or 2%, LQ
  - Noninterest-bearing deposits up $21.2 billion, or 6%, YoY and $10.1 billion, or 3%, LQ
  - Interest-bearing deposits up $41.4 billion, or 5%, YoY and $14.7 billion, or 2%, LQ
- Average deposit cost of 11 bps, stable LQ and up 3 bps YoY driven by commercial deposit pricing
- Consumer and small business banking deposits (1) of $739.1 billion, up 8% YoY and 2% LQ

Period-end

- Total period-end deposits up $73.8 billion, or 6%, YoY on a $64.5 billion increase in consumer and small business banking balances (1), and was up $30.4 billion LQ on higher consumer and small business banking, and commercial balances
- Primary consumer checking customers (2) up 4.7% YoY (3)
- Primary consumer checking customers (2) in September up 4.5% YoY

(1) Total deposits excluding mortgage escrow and wholesale deposits.
(2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposits.
(3) Data as of August 2016, comparisons with August 2015.

Wells Fargo 3Q16 Supplement
19

Wells Fargo 3Q16 Supplement 20 Balanced Spread and Fee Income Diversified Fee Generation (% of noninterest income) 3Q16 Revenue diversification 46% 54% Net Interest Income Noninterest Income 3% 5% 1% 1% 4% 3% 13% 3% 3% 1% 1% 1% 3% 10% 4% 8% 23% 13% All Other Noninterest Income Lease Income Net Gains from Equity Investments Net Gains on Debt Securities Net Gains from Trading Insurance Net Gains on Mortgage Originations/Sales Mortgage Servicing, net Wire & Remittance and All Other Fees Letters of Credit Fees CRE Brokerage Commissions Cash Network Charges and Fees on Loans Card Fees Investment Banking Trust and Investment Management Brokerage Advisory, Commissions and Other Deposit Service Charges $22.3 billion Deposit Service Charges 13% Card Fees 10% Total Mortgage Banking 16% Insurance 3% Net Gains from Trading 4% Total Trust & Investment Fees 35% Total Other Fees 9% Net Gains from Equity Inv. 1% Lease Income 5% Net Gains on Debt Securities 1% All Other Noninterest Income 3%

Wells Fargo 3Q16 Supplement 21 11,457 11,588 11,667 11,733 11,952 3Q15 4Q15 1Q16 2Q16 3Q16  Net interest income up $495 million, or 4%, YoY and $219 million, or 2%, LQ reflecting earning asset growth and one additional day in the quarter which contributed ~$73 million  Average earning assets up $47.6 billion, or 3%, LQ - Investment securities up $23.5 billion - Trading assets up $7.4 billion - Loans up $6.7 billion - Short-term investments/fed funds sold up $5.6 billion - Mortgages held for sale up $4.0 billion  NIM of 2.82% down 4 bps from 2Q16 primarily driven by growth in long-term debt and deposits, partially offset by the benefit of earning asset growth Net interest income Net Interest Margin (NIM) Net Interest Income ($ in millions) 2.96% 2.92% 2.90% 2.86% 2.82%

Noninterest income

($ in millions)		3Q16	vs 2Q16		vs 3Q15
Noninterest income					
Service charges on deposit accounts	$	1,370	3	%	3
Trust and investment fees:					
Brokerage advisory, commissions and other fees		2,344	2		(1)
Trust and investment management		849	2		1
Investment banking		420	-		17
Card fees		997	-		5
Other fees		926	2		(16)
Mortgage banking		1,667	18		5
Insurance		293	2		(22)
Net gains from trading activities		415	27		n.m.
Net gains on debt securities		106	(76)		(28)
Net gains from equity investments		140	(26)		(85)
Lease income		534	7		n.m.
Other		315	(35)		18
Total noninterest income	$	**10,376**	**(1)**	%	-



10,418
9,998
10,528
10,429
10,376
3Q15
4Q15
1Q16
2Q16
3Q16

- Service charges up $34 million LQ on seasonality
- Trust and investment fees up $66 million on higher asset-based fees
- Mortgage banking up $253 million reflecting higher mortgage origination revenue
  - Residential mortgage origination revenue up $209 million on an 11% increase in originations and a higher held-for-sale production margin
  - Commercial mortgage origination revenue up $95 million on CMBS gains and deal volume
- Trading gains up $87 million on higher deferred compensation investment income
  - $129 million in deferred compensation investment income (P&L neutral) vs. $49 million in 2Q16
  - Customer accommodation trading results were down $31 million, or 8%, on lower equity trading, municipal products and foreign exchange results
- Gains on sale of debt securities down $341 million which included $25 million higher OTTI
- Gains from equity investments down $49 million
- Lease income up $37 million reflecting gains on early lease terminations
- Other income down $167 million from 2Q16 which included a $290 million gain on the sale of our health benefit services business

Wells Fargo 3Q16 Supplement 22

Noninterest expense and efficiency ratio (1)

($ in millions)	3Q16	vs 2Q16	vs 3Q15
Noninterest expense			
Salaries	$ 4,224	3 %	5
Commission and incentive compensation	2,520	(3)	(3)
Employee benefits	1,223	(2)	49
Equipment	491	-	7
Net occupancy	718	-	(1)
Core deposit and other intangibles	299	-	(4)
FDIC and other deposit assessments	310	22	27
Outside professional services (2)	802	4	21
Other (2)	2,681	12	6
Total noninterest expense	**$ 13,268**	**3 %**	**7**


12,399
12,599
13,028
12,866
13,268
56.7%
58.4%
58.7%
58.1%
59.4%
3Q15
4Q15
1Q16
2Q16
3Q16
Efficiency Ratio

- Noninterest expense up $402 million LQ
  - Personnel expense up $20 million
    - Salaries up $125 million on one extra day in the quarter and higher FTE count
    - Commission and incentive compensation down $84 million and included forfeitures of unvested equity awards from retirement-eligible senior management
    - Employee benefits expense down $21 million despite $82 million higher deferred compensation expense
  - FDIC insurance expense included a net $80 million increase in deposit assessments as a result of a temporary surcharge which became effective on 7/1/16
  - Outside professional services (2) up $33 million reflecting higher project spending
  - Other expense (2) up $294 million
    - Foreclosed assets expense down $83 million on commercial foreclosed asset recoveries
    - Operating losses up $243 million on higher litigation accruals
    - Lower advertising and promotion reflecting elevated 2Q16 advertising expense
    - All other included $107 million donation to the Wells Fargo Foundation
- 3Q16 efficiency ratio of 59.4%
- Efficiency ratio expected to remain at an elevated level

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.
(2) The sum of Outside professional services expense and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 18 and 19 of the press release.

Wells Fargo 3Q16 Supplement
23

Saving to invest - an ongoing commitment

We are focused on expense management while helping our customers and reinvesting in the business

We are focused on optimizing the way we organize and do work, in order to…

Areas of focus

- Selective divestitures of non-core businesses
- Functionally aligning similar work and teams within HR, Marketing, Communications, Finance, Data and Analytics, Technology, Operations and Call Centers to leverage our scale and drive consistency and efficiency
- Reducing discretionary spending such as travel, and facilities
- Meeting customer financial needs via mobile and online which will allow us to review our branch footprint for consolidation opportunities

…Invest in top priorities like sales practices oversight, cybersecurity, customer experience and innovation

Operational Investments

- Enhanced sales practices oversight and remediation
- Risk and compliance, including cybersecurity
- Improved data management to allow targeted marketing offers
- Data modernization for risk and regulatory data

Innovation & Experience Investments

- Mobile Sales Enhancements:
  - Provided more mobile sales experiences to support customers who are interested in forming a new relationship with Wells Fargo through brokerage, IRA, Business Direct, and personal credit products
- Community Banking:
  - *FastFlex*SM Small Business Loan
  - As part of the Wells Fargo Works for *Small Business*SM initiative, Wells Fargo launched the new Business Credit Center at wellsfargoworks.com
  - Customers can now send and receive real-time payments with any customer of a bank that participates in the real-time service, which operates on the Early Warning's clearXchange network
- Home Lending:
  - *your*FirstMortgageSM
- Wholesale Banking:
  - Commercial Electronic Office® (CEO) mobile channel piloted biometric authentication
  - Launched Same Day ACH, wholesale customers can send and receive same day ACH credits
- Wealth and Investment Management:
  - Relaunched WellsTrade® , our self directed brokerage platform

Wells Fargo 3Q16 Supplement 24

Community Banking

($ in millions)		3Q16	vs 2Q16		vs 3Q15
Net interest income	$	7,430	1	%	-
Noninterest income		4,957	3		(10)
Provision for credit losses		651	(6)		(3)
Noninterest expense		6,953	5		3
Income tax expense		1,546	(7)		(13)
Segment net income	**$**	**3,227**	**2**	**%**	**(9)**
($ in billions)					
Avg loans, net	$	489.2	1		3
Avg deposits		708.0	1		8

($ in billions)		3Q16		2Q16	3Q15
Regional Banking:					
Primary consumer checking customers [1][2]		4.7	%	4.7	5.8
Retail Banking household cross-sell [1][3]		6.25		6.27	6.33
Debit card purchase volume (POS) [4]	$	76.0		76.4	70.7
Debit card POS transactions *(millions)* [4]		2,030		2,018	1,871

($ in billions)		3Q16	vs 2Q16		vs 3Q15
Consumer Lending:					
Credit card purchase volume (POS)	$	19.6	1	%	8
Home Lending:					
Applications	$	100	5	%	37
Application pipeline		50	6		47
Originations		70	11		27
Residential HFS production margin [5]		1.81 %	15	bps	(7)

- Net income of $3.2 billion, down 9% YoY and up 2% LQ

Regional Banking

- Primary consumer checking customers [1][2] up 4.7% YoY
- Primary consumer checking customers [2] in September up 4.5% YoY
- Retail banking cross-sell of 6.25 [1][3] products per household
- Debit card POS transactions [4] of 2.0 billion, flat LQ and up 8% YoY

Consumer Lending

- Credit card purchase dollar volume of $19.6 billion, up 1% LQ on seasonality and up 8% YoY
- Consumer auto originations of $8.1 billion, down 2% LQ and YoY
- Mortgage originations of $70 billion, up 11% LQ driven by low rates and refinance activity, and up 27% YoY
  - 58% of originations were for purchases, compared with 60% in 2Q16
  - 1.81% residential held for sale production margin [5]

(1) Metrics reported on a one-month lag from reported quarter-end; for example 3Q16 data as of August 2016 compared with August 2015. (2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (3) Effective 2Q16, we changed the methodology for calculating Retail Banking household cross-sell; see page 8 of the press release for additional information. Prior period metrics have been revised to conform to the updated methodology. This change in methodology was the result of a long-term evaluation spanning 18 months to best align our cross-sell metric with our strategic focus of long-term retail banking relationships. Cross-sell metrics have not been adjusted to reflect the de minimis impact of ~2.1 million potentially unauthorized accounts identified by PWC. The maximum impact of these accounts to this reported metric in any one quarter was 0.02 products per household, or 0.3%. (4) Combined consumer and business debit card activity. (5) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 3Q16 Supplement 25

Wholesale Banking

($ in millions)		3Q16	vs 2Q16		vs 3Q15
Net interest income	$	4,062	4	%	12
Noninterest income		3,085	(8)		14
Provision for credit losses		157	(59)		n.m.
Noninterest expense		4,120	2		18
Income tax expense		827	4		1
Segment net income	**$**	**2,047**	**(1)**	**%**	**6**
($ in billions)					
Avg loans, net	$	454.3	1		12
Avg deposits		441.2	4		-

($ in billions)		3Q16	vs 2Q16		vs 3Q15
Key Metrics:					
Commercial card spend volume (1)	$	6.8	2	%	7
U.S. investment banking market share (2)		4.6 %			

- Net income of $2.0 billion, up 6% YoY and down 1% LQ
- Net interest income up 4% LQ
  - Average loans up 1% LQ on growth in asset-backed finance and commercial real estate mortgage
  - Average and period-end deposits up 4% LQ
- Noninterest income down 8% LQ on the $290 million gain on sale of the health benefit services business in 2Q16
- Noninterest expense up 2% LQ driven by higher personnel expense, FDIC insurance expense and operating losses

Treasury Management

- Treasury management revenue up 2% YoY reflecting new product sales and repricing
- Commercial card spend volume (1) of $6.8 billion, up 7% YoY and up 2% LQ

Investment Banking

- U.S. investment banking market share of 4.6% (2) vs. 4.3% in FY 2015

(1) Includes commercial card volume for the entire company.
(2) Year-to-date through September. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 3Q16 Supplement 26

Wealth and Investment Management

($ in millions)		3Q16	vs 2Q16		vs 3Q15
Net interest income	$	977	5	%	10
Noninterest income		3,122	5		4
Provision for credit losses		4	n.m.		n.m.
Noninterest expense		2,999	1		3
Income tax expense		415	16		12
Segment net income	**$**	**677**	**16**	**%**	**12**
($ in billions)					
Avg loans, net	$	68.4	3		12
Avg deposits		189.2	4		10

($ in billions, except where noted)		3Q16	vs 2Q16		vs 3Q15
Key Metrics:					
WIM Client assets [(1)] *($ in trillions)*	$	1.7	2	%	9
Retail Brokerage					
Financial advisors		15,086	-		1
Advisory assets	$	458	3		12
Client assets *($ in trillions)*		1.5	2		10
Wealth Management					
Client assets		230	3		5
Wells Fargo Asset Management					
Total AUM [(2)]		498	3		4
Wells Fargo Funds AUM		226	4		1
Retirement					
IRA assets		379	3		10
Institutional Retirement Plan assets		347	3		5

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

- Net income of $677 million, up 12% YoY and 16% LQ
- Net interest income up 5% LQ, and up 10% YoY on strong loan and deposit growth
- Noninterest income up 5% LQ driven by higher asset-based fees and higher deferred compensation plan investment results (offset in employee benefits expense)
- Noninterest expense up 1% LQ primarily driven by higher deferred compensation plan expense (offset in trading revenue) and higher revenue driven brokerage commissions

Retail Brokerage
- Advisory assets of $458 billion, up 3% LQ; up 12% YoY primarily driven by higher market valuations and positive net flows

Wealth Management
- Wealth Management client assets up 3% LQ and 5% YoY

Wells Fargo Asset Management
- Total AUM [(2)] up 3% LQ; up 4% YoY primarily due to higher market valuations and positive fixed income and money market net inflows, partially offset by equity outflows

Retirement
- Institutional Retirement plan assets up 3% LQ and 5% YoY

Wells Fargo 3Q16 Supplement 27

Credit quality



Provision Expense and Net Charge-offs
($ in millions)
703 703
831 831
1,086
886
1,074
924
805 805
0.31%
0.36%
0.38%
0.39%
0.33%
3Q15
4Q15
1Q16
2Q16
3Q16
Provision Expense
Net Charge-offs
Net Charge-off Rate



Nonperforming Assets
($ in billions)
13.3
1.8
11.5
12.8
1.4
11.4
13.5
1.3
12.2
13.1
1.1
12.0
12.0
1.0
11.0
3Q15
4Q15
1Q16
2Q16
3Q16
Nonaccrual loans
Foreclosed assets

- Net charge-offs of $805 million, down $119 million, or 13%, LQ on lower oil and gas, credit card and consumer real estate losses and continued commercial real estate recoveries
- No reserve build or release
- 0.33% net charge-off rate
  - Commercial losses of 17 bps, down 12 bps LQ
  - Consumer losses of 51 bps, up 2 bps LQ
- NPAs decreased $1.1 billion LQ
  - Nonaccrual loans decreased $977 million driven by a $732 million decline in consumer nonaccruals
  - Foreclosed assets declined $97 million
- Criticized loans decreased $4.8 billion LQ on continued classification refinement of loans and leases acquired from GE Capital, as well as lower criticized loans in oil and gas
- Early stage delinquencies in the consumer portfolio of 1.05%, up 2 bps LQ and down 12 bps YoY
- Allowance for credit losses = $12.7 billion
  - Allowance covered 4.0x annualized 3Q16 net charge-offs
  - Future allowance levels will be based on a variety of factors, including loan growth, portfolio performance and general economic conditions

Wells Fargo 3Q16 Supplement
28

Oil and gas loan portfolio

- Oil and gas outstandings down 6% LQ and 8% YoY, and exposure [1] down 2% LQ and 11% YoY primarily driven by borrowing base reductions

Loans Outstanding and Exposure [1]

($ in billions)



43.0
39.1
38.3
17.4
17.1
16.0
3Q15
2Q16
3Q16
Outstandings
Exposure (1)

Credit performance overview

- $168 million of net charge-offs in 3Q16, down $95 million LQ driven by an improvement in industry conditions
  - ~90% of losses from the exploration & production (E&P) and services sectors
- Nonaccrual loans of $2.5 billion, down $25 million LQ
  - ~90% of nonaccruals current on interest and principal
  - 96% of nonaccruals from the E&P and services sectors
  - Substantially all nonaccruals are senior secured
- Criticized loans of $7.4 billion, down $1.1 billion, or 13%, LQ, reflecting borrowing base and facility reductions, upgrades, payoffs and net charge-offs

Allowance overview

- $1.4 billion of allowance for credit losses allocated for oil and gas portfolio
  - 8.7% of total oil and gas loans outstanding
  - LQ decline reflects an improvement in industry conditions

(1) Exposure = Loans outstanding + unfunded commitments.

Wells Fargo 3Q16 Supplement 29

Capital

Common Equity Tier 1 Ratio (Fully Phased-In) (1)



10.6%
10.8%
10.6%
10.6%
10.7%
3Q15
4Q15
1Q16
2Q16
3Q16 Estimated

Capital Position

- Common Equity Tier 1 ratio well above the regulatory minimum and buffers and our internal buffer
  - Common Equity Tier 1 ratio (fully phased-in) of 10.7% at 9/30/16 (1)

Capital Return

- Period-end common shares outstanding down 24.6 million LQ
  - Repurchased 38.3 million common shares
  - Issued 13.7 million common shares
- Our strong capital levels allowed us to continue to return capital to shareholders
  - Returned $3.2 billion to shareholders in 3Q16
  - Net payout ratio (2) of 61% in 3Q16

TLAC Issuance (3)

- $9.2 billion of parent long-term debt issuance in 3Q16 anticipated to be TLAC eligible
- ~$2.1 billion of existing long-term debt rolled into the <1yr maturity bucket

(1) 3Q16 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 38 for additional information regarding capital ratios.
(2) Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.
(3) Estimates based upon the Federal Reserve Board's Notice of Proposed Rulemaking (NPR) issued on 10/30/2015 and rely upon certain interpretations and assumptions including our current interpretation of the NPR. Current assumptions include, but are not limited to: (i) structured notes do not qualify as TLAC and (ii) the final rule will provide for the grandfathering of existing long-term debt instruments for a meaningful length of time.

Wells Fargo 3Q16 Supplement 30

Wells Fargo 3Q16 Supplement 31 3Q16 Summary  Strong earnings of $5.6 billion - Diluted EPS of $1.03  Revenue of $22.3 billion, up 2% YoY  Solid returns - ROA = 1.17% - ROE = 11.60% • ROTCE (1) = 13.96%  Strong loan and deposit growth - Average loans up $62.4 billion, or 7%, YoY - Average deposits up $62.6 billion, or 5%, YoY  Diversified and high quality loan portfolio - Solid credit quality with net charge-offs of 0.33% of average loans (annualized) - Maintained our risk and pricing discipline  Strong capital levels while returning $3.2 billion to shareholders through common stock dividends and net share repurchases in 3Q16 - Net payout ratio of 61% (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 39 for additional information. 3Q16

Appendix

Real estate 1-4 family first mortgage portfolio

($ in millions)		3Q16		2Q16
Real estate 1-4 family first mortgage loans:	$	278,689		277,162
Nonaccrual loans		5,310		5,970
as % of loans		1.91	%	2.15
Net charge-offs	$	20		14
as % of average loans		0.03	%	0.02

- First lien mortgage loans up $1.5 billion, or 1%, LQ reflecting an increase in nonconforming mortgage originations
  - Nonconforming mortgage loans increased $7.4 billion to $159.9 billion (1)
  - First lien home equity lines of $15.5 billion, down $269 million
- First lien credit performance
  - Nonaccrual loans down $660 million, or 24 bps, LQ
  - Net charge-offs up $6 million LQ to 3 bps
- Pick-a-Pay non-PCI portfolio
  - Loans of $17.3 billion down 6% LQ primarily reflecting loans paid-in-full
  - Nonaccrual loans decreased $398 million, or 19%, LQ
  - Net recovery of $6 million, down $2 million LQ
  - Current average LTV of 54% (2)
- Pick-a-Pay PCI portfolio
  - Remaining nonaccretable difference of $675 million following a $1.2 billion reclassification to accretable yield in 3Q16 reflecting lower expected losses due to improving default rates and higher levels of expected prepayments as a result of:
    - Observed and forecasted economic strengthening, particularly in housing prices
    - The benefits to home owners of our extensive past modifications efforts
    - Trend of higher actual prepayments due to continued house price appreciation
  - Accretable yield balance of $11.2 billion, down $4.1 billion LQ as reclassification from nonaccretable difference was more than offset by higher estimated prepayment assumptions
    - Weighted average life of 7.6 years down from 11.5 years in 2Q16 reflecting a higher level of expected prepayments
    - 3Q16 accretable yield percentage of 6.68% expected to increase to ~8.22% in 4Q16 as a result of a high amount of accretable yield relative to the shortened estimated weighted average life

(1) Nonconforming mortgages originated post February 2009.
(2) The current loan-to-value (LTV) ratio is calculated as the net carrying value divided by the collateral value.

Wells Fargo 3Q16 Supplement 33

Wells Fargo 3Q16 Supplement 34 Real estate 1-4 family junior lien mortgage portfolio  Junior lien mortgage loans down $1.7 billion, or 3%, LQ as paydowns more than offset new originations  Junior lien nonaccrual loans down $71 million, or 5%, LQ  Junior lien net charge-offs of $49 million, or 40 bps, down $13 million LQ ($ in millions) 3Q16 2Q16 Real estate 1-4 family junior lien mortgage loans: $ 48,105 49,772 Nonaccrual loans 1,259 1,330 as % of loans 2.62% 2.67 Net charge-offs $ 49 62 as % of average loans 0.40% 0.49

Consumer credit card portfolio

($ in millions)		3Q16		2Q16
Credit card outstandings	$	34,992		34,137
Net charge-offs		245		270
as % of avg loans		2.82	%	3.25
Key Metrics:				
Purchase volume	$	19,638		19,385
POS transactions *(millions)*		296		283
New accounts [1] *(thousands)*		667		680
POS active accounts *(thousands)* [2]		8,818		8,467
Penetration [3][4]		45.4	%	45.6

- Credit card outstandings up 3% LQ and up 8% YoY reflecting account growth
  - Credit card household penetration [3] [4] of 45.4%, down 25 bps LQ driven by inactive closure campaign in June, and up 55 bps YoY
  - Purchase dollar volume up 1% LQ and up 8% YoY
- Net charge-offs down $25 million, or 43 bps, LQ on seasonality and up $29 million, or 11 bps, YoY on portfolio growth
- POS active accounts [2] up 4% LQ and 8% YoY

(1) Includes consumer credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the month.
(3) Household penetration as of August 2016 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective 2Q16, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology.
(4) Credit card household penetration rates have not been adjusted to reflect the impact of the ~ 565 thousand potentially unauthorized accounts identified by PwC because the maximum impact in any one quarter was not greater than 86 basis points, or ~2%.

Wells Fargo 3Q16 Supplement 35

Wells Fargo 3Q16 Supplement 36 Auto portfolios Consumer Portfolio  Auto outstandings of $62.9 billion up 2% LQ and 6% YoY - 3Q16 originations of $8.1 billion down 2% LQ on seasonality and down 2% YoY  Nonaccrual loans declined $3 million LQ and $15 million YoY  Net charge-offs up $47 million LQ driven by typically low 2Q net charge-offs and up $24 million YoY predominantly reflecting loan growth and higher severity  30+ days past due increased $133 million LQ largely driven by seasonally low 2Q levels and increased $86 million YoY on loan growth and mix Commercial Portfolio  Loans of $10.6 billion down 1% LQ and up 15% YoY on higher floor plan utilization ($ in millions) 3Q16 2Q16 Auto outstandings $ 60,206 59,179 Nonaccrual loans 106 108 as % of loans 0.18% 0.18 Net charge-offs $ 133 87 as % of avg loans 0.89% 0.60 30+ days past due $ 1,332 1,199 as % of loans 2.21% 2.03 Auto outstandings $ 2,667 2,760 Nonaccrual loans 2 3 as % of loans 0.07% 0.11 Net charge-offs $ 4 3 as % of avg loans 0.60% 0.40 30+ days past due $ 14 14 as % of loans 0.52% 0.51 Commercial: Auto outstandings $ 10,580 10,721 Nonaccrual loans 16 16 as % of loans 0.15% 0.15 Net charge-offs $ - - as % of avg loans n.m. % n.m. Indirect Consumer: Direct Consumer:

Wells Fargo 3Q16 Supplement 37 Student lending portfolio  $12.5 billion private loan outstandings up 2% LQ on seasonality and up 2% YoY - Average FICO of 759 and 81% of the total outstandings have been co-signed - Originations up 3% YoY  Net charge-offs decreased $3 million LQ due to seasonality of repayments and declined $2 million, or 6%, YoY  30+ days past due increased $23 million LQ and decreased $22 million YoY ($ in millions) 3Q16 2Q16 Private outstandings $ 12,517 12,278 Net charge-offs 31 34 as % of avg loans 1.01% 1.10 30+ days past due $ 219 196 as % of loans 1.75% 1.60

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Total equity		$	204.0	202.7	198.5	193.9	194.0
Adjustments:							
Preferred stock			(24.6)	(24.8)	(24.1)	(22.2)	(22.4)
Additional paid-in capital on ESOP preferred stock			(0.1)	(0.2)	(0.2)	(0.1)	(0.1)
Unearned ESOP shares			1.6	1.9	2.3	1.3	1.5
Noncontrolling interests			(1.0)	(1.0)	(1.0)	(0.9)	(0.9)
Total common stockholders' equity			179.9	178.6	175.5	172.0	172.1
Adjustments:							
Goodwill			(26.7)	(27.0)	(27.0)	(25.5)	(25.7)
Certain identifiable intangible assets (other than MSRs)			(3.0)	(3.4)	(3.8)	(3.2)	(3.5)
Other assets (2)			(2.2)	(2.0)	(2.1)	(2.1)	(1.7)
Applicable deferred taxes (3)			1.8	1.9	2.0	2.1	2.2
Investment in certain subsidiaries and other			(2.0)	(2.5)	(1.9)	(0.9)	(1.6)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		147.8	145.6	142.7	142.4	141.8
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	1,386.7	1,372.9	1,345.1	1,321.7	1,331.8
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		10.7 %	10.6	10.6	10.8	10.6

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company's capital position.

(2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2016, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30 and March 31, 2016, and December 31 and September 30, 2015, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's September 30, 2016, RWAs and capital ratio are preliminary estimates.

Wells Fargo 3Q16 Supplement

38

Wells Fargo 3Q16 Supplement 39 Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) (in millions, except ratios) Quarter ended Sep 30, 2016 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 5,243 Average total equity 203,883 Adjustments: Preferred stock (24,813) Additional paid-in capital on ESOP preferred stock (148) Unearned ESOP shares 1,850 Noncontrolling interests (927) Average common stockholders’ equity (B) 179,845 Adjustments: Goodwill (26,979) Certain identifiable intangible assets (other than MSRs) (3,145) Other assets (2) (2,131) Applicable deferred taxes (3) 1,855 Average tangible common equity (C) $ 149,445 Return on average common stockholders' equity (ROE) (A)/(B) 11.60 % Return on average tangible common equity (ROTCE) (A)/(C) 13.96 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure, because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo 3Q16 Supplement 40 Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2016 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 31 of the press release announcing our 3Q16 results for additional information regarding the purchased credit-impaired loans.